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                                                                    EXHIBIT 25.1


                                                       Registration No. ________
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               AMENDMENT NO. 1
                                      TO
                                   FORM T-1



          STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE



         ( ) Check if application to determine eligibility of a trustee pursuant to Section 305(b)(2)


                 BANK OF AMERICA TEXAS, NATIONAL ASSOCIATION
             (Exact name of trustee as specified in its charter)


        300 CRESCENT COURT, SUITE 850                      76-0337968
             DALLAS, TEXAS 75201                        (I.R.S. employer
        (Address, including zip code                   identification no.)
       of principal executive offices)

                NOT APPLICABLE                            NOT APPLICABLE
       (Jurisdiction of incorporation                   (Name, address and
         or organization if not a                       telephone number of
         U.S. national bank)                             agent for service)

                          KIMBERLY-CLARK CORPORATION
              (Exact name of obligor as specified in its charter)

                    DELAWARE                               39-0394230
        (State or other jurisdiction                    (I.R.S. employer
        of incorporation or organization)              identification no.)

                                P.O. BOX 619100
                           DALLAS, TEXAS  75261-9100
         (address, including zip code, of principal executive offices)

                UNDIVIDED INTERESTS IN INDUSTRIAL DEVELOPMENT
                            FINANCING AGREEMENT
                     (Title of the indenture securities)
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ITEM 1.  GENERAL INFORMATION

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          NAME                              ADDRESS
                          ----                              -------

                 Comptroller of the Currency                Washington, D.C.
                 Federal Reserve Bank                       Dallas, Texas
                 Federal Deposit Insurance Corporation      Washington, D.C.
                 National Bank Examiners                    Dallas, Texas

         (b)     Whether it is authorized to exercise corporate trust powers.

                 Yes

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

If the Trustee is a trustee under another Indenture under which any other securities, or certificates of interest or participating in any other securities, of the obligor are outstanding, furnish the following information:

         (a)     Title of the securities outstanding under each such other
Indenture.

         The following securities have been issued under a First Amended and Restated indenture dated as of March 1, 1988, and as amended by a First Supplemental indenture dated as of November 6, 1992 (the "Debenture Indenture") between Kimberly-Clark Corporation ("Kimberly-Clark") and Bank of America National Trust and Savings Association (an affiliate of Bank of America Texas, National Association (the "Trustee")):

                 -$100,000,000 9 1/8% Notes due June 1, 1997

                 -$100,000,000 9 1/2% Sinking Fund Debentures due
                  February 1, 2018

                 -$100,000,000 9% Notes due August 1, 2000

                 -$200,000,000 8 5/8% Notes due May 1, 2001

                 -$200,000,000 7 7/8% Debentures due February 1, 2023

                 -$100,000,000 6.875% Debentures due February 15, 2014

         In addition, the ______% Debenture due ______ in the amount of $40,000,000 (the "Debenture") is expected to be issued by Kimberly-Clark under an indenture (the "Debenture Indenture") between Kimberly-Clark and Bank of America National Trust and Savings Association (an affiliate of the Trustee) concurrently with the indenture securities.

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act arises as a result of the Trusteeship under any such indenture, including a statement as to how the indenture securities will rank as compared to the securities under such indenture.

         Each of the securities listed in Item 4(a) are unsecured, and the Debenture that will be issued under the Debenture Indenture to the Trustee as security for the indenture securities will rank equally with the other securities described in Item 4(a).
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ITEM 13.         DEFAULTS BY THE OBLIGOR.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                 None

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                 Not applicable.



ITEM 16.         LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility.

         1* A copy of the articles of association of the trustee as now in effect.

         2* A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

         3* A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

         4* A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

         5       Not applicable.

         6*      The consent of United States institutional trustee required by
                 Section 321(b) of the Act.

         7* A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8       Not applicable.

         9.      Not applicable.

         _______________________
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*        Previously filed.


         In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its partners, directors or executive officers, the undersigned, Bank of America Texas, National Association, has relied upon information furnished to it by the obligor and the undersigned disclaims responsibility for the accuracy or completeness of such information.


                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Bank of America Texas, National Association, organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas, on the 22nd day of April, 1994.

                                     BANK OF AMERICA TEXAS, NATIONAL ASSOCIATION



                                     By: /s/ DYAN BELL
                                             Dyan Bell, Trust Officer